Exhibit 12.1

CERTIFICATION PURSUANT TO SECTION 302(A) OF
THE SARBANES-OXLEY ACT OF 2002

I, D. Mark Bristow, certify that

1.        I have reviewed the annual report being filed; and

2.        Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: April 14, 2005

/s/ D. Mark Bristow
D. Mark Bristow Chief Executive Officer